EXHIBIT 99

News Release

November 9, 2006                                                                         For more information

FOR IMMEDIATE RELEASE                                                    Revis Stephenson 763.226.2701

Advanced BioEnergy Announces New Chief Financial Officer

MINNEAPOLIS, MN— Advanced BioEnergy, LLC announced today the appointment of Richard Peterson as Vice President of Accounting and Finance and Chief Financial Officer.  Mr. Peterson brings over eighteen years of diverse business and financial experience to Advanced BioEnergy.  Most recently, Mr. Peterson served as Director of Finance and Corporate Controller for Nilfisk-Advance, Inc., the world’s leading supplier of professional cleaning equipment.  Prior to this, he served from April 1999 to July 2001 as Chief Financial Officer for PPT Vision, Inc.  Mr. Peterson, a CPA, also has several years of public accounting experience.

“We are extremely pleased that Richard Peterson has joined Advanced BioEnergy,” stated Revis Stephenson, Advanced BioEnergy’s Chairman and CEO.  “His knowledge and experience will be invaluable to us as we continue to grow our organization.”

About Advanced BioEnergy, LLC

Advanced BioEnergy, LLC is a development-stage company engaged in the biofuels business.  We are currently constructing a corn-processing ethanol plant located near Fairmont, Nebraska and we intend to build other ethanol plants within the United States.  For more information on our company, please visit our website at www.advancedbioenergy.com.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements.  All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Certain of these risks and uncertainties are described in the “Risks Factors” section of the final prospectus relating to our recent offering, as filed with the SEC, as well as in our subsequent reports filed with the SEC, which are available at the SEC’s website at www.sec.gov.